Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statement on Form S-1 (No. 333-169496) and in the registration statement on Form S-8 (No. 333-170152) of our report dated March 31, 2011, relating to the consolidated financial statements of Southside Electric, Inc., which report appears in the Annual Report on Form 10-K of Green Energy Management Services Holdings, Inc. for the year ended December 31, 2010.

/s/ MALONEBAILEY, LLP
www.malone-bailey.com
Houston, Texas
March 31, 2011